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                                                   								     EXHIBIT i

                			   DURACELL INTERNATIONAL INC.
          	COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
         		   For the Three and Nine Fiscal Months Ended
                			March 30, 1996 and April 1, 1995

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
                            				   Three Fiscal Months      Nine Fiscal Months
                                   					 Ended                   Ended
- --------------------------------------------------------------------------------
                           				       March 30,  April 1,   March 30,  April 1,
In millions, except per share amounts    1996      1995        1996      1995
- --------------------------------------------------------------------------------
Primary Computations:
Weighted average number of
  shares outstanding                   119.0      116.9      118.5      117.3
Effect of outstanding stock options      2.7        3.2        2.8        3.5
                            				       -----      -----      -----      -----
  Weighted average number of shares
  and share equivalents outstanding    121.7      120.1      121.3      120.8
                             			       =====      =====      =====      =====

Per share amounts:
  Net income (a)                       $0.16      $0.21      $1.59      $1.57
				                                   =====      =====      =====      =====


Fully Diluted Computations:
Weighted average number of
  shares outstanding                   119.0      116.9      118.5      117.3
Effect of outstanding stock options      2.7        3.2        2.9        3.5
                            				       -----      -----      -----      -----
  Weighted average number of shares
  and share equivalents outstanding    121.7      120.1      121.4      120.8
                            				       =====      =====      =====      =====

Per share amounts:
  Net income (a)                       $0.16      $0.21      $1.59      $1.57
				                                   =====      =====      =====      =====
_________________________
(a)  These calculations are submitted in accordance with Regulation
     S-K item 601 (b)(11)

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